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                                                                    Exhibit 10.1

                               FOURTH AMENDMENT TO
                           REVOLVING CREDIT AGREEMENT


         THIS FOURTH AMENDMENT TO REVOLVING CREDIT AGREEMENT ("Amendment") is made as of the 4th day of April, 1998, among D.I.Y. HOME WAREHOUSE, INC., an Ohio corporation, with its principal place of business located at 5811 Canal Road, Suite 180, Valley View, Ohio 44125 (the "Borrower"), as borrower, NATIONAL CITY BANK, formerly known as National City Bank of Columbus, a national banking association, with its principal office located at 155 East Broad Street, Columbus, Ohio 43251 ("NCB"), and OLD KENT BANK, formerly known as Old Kent Bank and Trust Company, a Michigan banking corporation, with its principal office located at One Vandenberg Center, Grand Rapids, Michigan 49503 ("Old Kent"), as lenders (NCB and Old Kent each herein, separately, called a "Bank" and, collectively, called the "Banks"), and NCB, as agent for itself and Old Kent (the "Agent").

                                    RECITALS

         A. The Banks and the Borrower have entered into a certain Revolving Credit Agreement dated December 7, 1994, as amended by the First Amendment to Revolving Credit Agreement dated as of December 22, 1995, as further amended by the Second Amendment to Revolving Credit Agreement dated as of December 23, 1996 and as further amended by the Third Amendment to Revolving Credit Agreement dated as of October 24, 1997 (collectively, the "Loan Agreement"), pursuant to which the Banks have agreed to loan to the Borrower on a revolving credit basis (the "Loan") an aggregate amount not to exceed Twenty-Three Million Dollars ($23,000,000.00).

         B. The Loan is evidenced by two (2) Amended and Restated Revolving Notes dated December 22, 1995, by the Borrower to each of NCB and Old Kent, each in the principal amount of Ten Million Dollars ($10,000,000.00) and two (2) Amended and Restated Revolving Notes dated December 22, 1995, by the Borrower to each of NCB and Old Kent, each in the principal amount of One Million Five Hundred Thousand Dollars ($1,500,000.00) (collectively, the "Revolving Credit Notes").

         C. The Banks and the Borrower have agreed to certain amendments with respect to the Loan.

         NOW, THEREFORE, for and in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Banks agree as follows:

         1. ACKNOWLEDGMENT OF EXTENSION OF MATURITY. The Borrower and the Banks hereby acknowledge that, pursuant to the terms of the Loan Agreement, the Original Commitment Maturity Date is extended to January 1, 2002, and the Supplemental Commitment Maturity Date is extended to December 1, 1999. The Original Commitment Maturity Date and the Supplemental Commitment Maturity Date may be further extended pursuant to the terms of the Loan Agreement as provided for therein.



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         2. CERTAIN DEFINITIONS. Effective as of the date of this Amendment, the original term "Domestic Loans" is deleted in its entirety and the following terms are added to the defined terms contained in Section 1.1 of the Loan
Agreement:

                  "Domestic Loans" means Prime Loans, CD Loans or Standby Letter of Credit Loans whether issued and outstanding individually or collectively.

                  "Standby Letter of Credit Loan" means a Loan to be made as a Standby Letter of Credit pursuant to the applicable Letter of Credit Notice.

         3. INTEREST RATES. Effective as of the date of this Amendment, Section 2.13(c) of the Loan Agreement is deleted in its entirety and the following inserted in lieu thereof:

                  (c) The Borrower shall pay to the Agent (i) fees ("Documentary Letters of Credit Fees") with respect to Documentary Letters of Credit in amount of 0.25% per annum times the average daily Documentary Letter of Credit Outstandings and (ii) fees ("Standby Letters of Credit Fees") with respect to Standby Letters of Credit, in the applicable amount per annum set forth in the pricing schedule in Section 2.4(e) of this Agreement times the average daily Standby Letter of Credit Outstandings. The Agent shall pay to NCB one hundred percent (100%) of the Documentary Letters of Credit Fees and fifty percent (50%) of the Standby Letters of Credit Fees and shall pay Old Kent fifty percent (50%) of the Standby Letters of Credit Fees. All Documentary Letters of Credit Fees and Standby Letters of Credit Fees (collectively, "Letters of Credit Fees") shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed and shall be payable quarterly in arrears commencing with the first (1st) Domestic Business Day after the end of each fiscal quarter following issuance of each Letter of Credit and on the earlier of the Original Commitment Maturity Date or the acceleration of the Revolving Credit Notes.

         4. PRICING OPTIONS. Effective as of the date of this Amendment, paragraph 3(d) in the Second Amendment to Revolving Credit Agreement is deleted in its entirety and the following Section 2.4(e) is inserted into the Loan
Agreement:

                  (e) For the purposes of determining the pricing of any Prime Loan, Euro-Dollar Loan, CD Loan and/or Standby Letter of Credit Loan, the Fixed Charge Coverage Ratio of the Borrower at the date such Loan is made shall be deemed to be the fixed charge coverage ratio as shown on the compliance certificate last delivered to the Banks. Any change in the Fixed Charge Coverage Ratio shall be effective sixty (60) days after the end of the fiscal quarter during which such change occurs; provided, however, that if the compliance certificate evidencing the computation of the Fixed

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         Charge Coverage Ratio is not delivered on a date that is on or before sixty (60) days after the end of a fiscal quarter, the interest rate on any Loan made between, and the interest rate on any Prime Loan, Euro-Dollar Loan, CD Loan or Standby Letter of Credit Loan the Interest Period for which commences between, the date that is sixty (60) days after the end of such fiscal quarter and the date on which such compliance certificate is delivered to the Banks shall be determined as if the Fixed Charge Coverage Ratio during such period were 1.25x [EQUALS TO OR GREATER THAN] 1.29x; provided, further, that any change in the Fixed Charge Coverage Ratio shall affect only (i) Loans made subsequent to such date and (ii) the interest rate on any Prime Loan, Euro-Dollar Loan, CD Loan or Standby Letter of Credit Loan the Interest Period for which commences subsequent to such date.

The pricing schedule is as follows:

                                                                   Pricing Options
       Fixed Charge Ratio               Prime               LIBOR              CD Rate            Standby L/C's
[EQUALS TO OR GREATER THAN] 1.95x       +0 bp              +125 bp            +137.5 bp              +100 bp
1.75x [EQUALS TO OR GREATER THAN] 1.94x +0 bp              +145 bp            +157.5 bp              +120 bp
1.50x [EQUALS TO OR GREATER THAN] 1.74x +35 bp             +160 bp            +172.5 bp              +135 bp
1.40x [EQUALS TO OR GREATER THAN] 1.49x +45 bp             +170 bp            +182.5 bp              +145 bp
1.30x [EQUALS TO OR GREATER THAN] 1.39x +55 bp             +180 bp            +192.5 bp              +155 bp
1.25x [EQUALS TO OR GREATER THAN] 1.29x +75 bp             +200 bp            +212.5 bp              +175 bp

bp = basis points

         5. CASH FLOW. Section 7.1 of the Loan Agreement is deleted in its entirety and the following inserted in lieu thereof:

                  7.1 CASH FLOW. Permit the ratio of (a) the sum of its net income for the preceding twelve (12) month period plus its depreciation expense and amortization expense for the same period to (b) the sum of scheduled principal payments of Indebtedness for the same period plus one hundred percent (100%) of its total capital expenditures for the same period to be less than 1.0 to 1.0 as measured at the end of the fiscal quarter ending April 4, 1998 through the last fiscal quarter of 1998. For each fiscal quarter thereafter, such ratio shall not be less than 2.0 to 1.0.

         6. FIXED CHARGE COVERAGE. Section 7.2 of the Loan Agreement is deleted in its entirety and the following inserted in lieu thereof:

                  7.2 FIXED CHARGE COVERAGE. Permit the ratio of (a) the sum of its net income before taxes for the preceding twelve (12) month period plus its interest, rent and lease expense for the same period to (b) the sum of its interest, rent and lease expense for the same period to be less than 1.25 to 1.0 effective at the end of the fiscal quarter ending April 4, 1998 and at the end of each fiscal quarter of the Borrower thereafter.

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         7. MINIMUM TANGIBLE NET WORTH. Section 7.3 of the Loan Agreement is
deleted in its entirety and the following inserted in lieu thereof:

                  7.3 MINIMUM TANGIBLE NET WORTH. Permit its tangible net worth to be less than $37,000,000.00 PLUS the sum of all Net Income Adjustments as calculated quarterly commencing with the fiscal quarter ending April 4, 1998. As used herein, "Net Income Adjustment" shall mean an amount equal to fifty percent (50%) of the Borrower's net income as measured at the end of each fiscal quarter commencing with the fiscal quarter ending April 4, 1998. For purposes of this Agreement, losses shall be considered zero (0) net income for the determination of a change in the required minimum tangible net worth and tangible net worth shall be defined as shareholders' equity minus intangible assets such as goodwill, Restricted Investments, capitalized loan fees, underwriters' discounts, non-compete agreements and deferred costs.

         8. CAPITAL EXPENDITURES. Section 7.4 of the Loan Agreement is deleted in its entirety and the following inserted in lieu thereof:

                  7.4 CAPITAL EXPENDITURES. Make capital expenditures for real estate, machinery, equipment, vehicles, furniture, fixtures, leasehold improvements or any other fixed assets in an aggregate amount greater than Five Million Dollars ($5,000,000.00) during any one (1) fiscal year commencing with fiscal year 1998. No unused portion of any capital expenditure allowance provided for in this Section 7.4 for any fiscal year shall be available to the Borrower for use in any subsequent fiscal year.

         9. RATIFICATION AND CERTIFICATION AS TO REPRESENTATIONS AND WARRANTIES. The Loan Agreement is in all respects ratified and confirmed by the parties hereto, and the Loan Agreement and this Amendment shall be read, taken and construed as one and the same instrument. Except as modified herein, the Loan Agreement remains unchanged and in full force and effect. Except as otherwise defined herein, all capitalized terms shall have the meanings ascribed to them in the Loan Agreement. The Borrower hereby acknowledges and certifies that all other representations and warranties made in the Loan Agreement continue to be true and correct as of the date hereof and that there are no defaults existing under the covenants or other terms of the Loan Agreement. The Borrower hereby ratifies and confirms the Borrower's obligations and all liability to the Banks under the terms and conditions of the Loan Agreement and the Revolving Credit Notes, and acknowledges that the Borrower has no defenses to or rights of setoff against the Borrower's obligations and all liability to the Banks thereunder. The Borrower hereby further acknowledges that the Banks have performed all of the Banks' obligations to date under the Loan Agreement.

         10. REFERENCES TO CREDIT AGREEMENT. All references in each of the Revolving Credit Notes to the Credit Agreement shall mean and refer to the Loan Agreement, as amended by this Amendment.

         11. COUNTERPARTS. This Amendment may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together constitute one and the same instrument.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by each in manner and form sufficient to bind them and duly authorized in the premises as of the day and year first above written.

NATIONAL CITY BANK, formerly known   D.I.Y. HOME WAREHOUSE, INC.
as National City Bank of Columbus

By: /s/  Joseph L. Kwasny            By: /s/  Clifford L. Reynolds
   -----------------------------        ---------------------------------
Name:    Joseph L. Kwasny            Name:    Clifford L. Reynolds
     ---------------------------          -------------------------------
Its:     Vice President              Its:     President
    ----------------------------         --------------------------------

OLD KENT BANK, formerly known as     NATIONAL CITY BANK, formerly known
Old Kent Bank and Trust Company      as National City Bank of Columbus, as Agent

By: /s/  Timothy O'Rourke            By: /s/  Joseph L. Kwasny
   -----------------------------        ---------------------------------
Name:    Timothy O'Rourke            Name:    Joseph L. Kwasny
     ---------------------------          -------------------------------
Its:     Vice President              Its:     Vice President
    ----------------------------          --------------------------------


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